PROTEA BIOSCIENCES GROUP, INC.

CONVERTIBLE PROMISSORY NOTE ADDENDUM NO. 3

$20,000	Issue Date: August 6, 2013

This addendum is to acknowledge the fact that Stephen and Nancy Turner, by signing below, have agreed to extend the maturity date of the Convertible Promissory Note issued by Protea Biosciences Group, Inc., a Delaware corporation (the "Company"), for the sum of $20,000 on September 25, 2012 (the “Issue Date”). Whereas the original maturity date was 60 days from the Issue Date (the “Maturity Date”), extended to February 22, 2013 by Convertible Promissory Note Addendum No. 1 dated November 30, 2012 and further extended to May 31, 2013 by Convertible Promissory Note Addendum No. 2 dated March 22, 2013, this addendum further extends the Maturity Date to December 31, 2013.

All other specifics of the original Convertible Promissory Note remain as stated in the original.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized representative as of the date set forth below.

Name of Holder:

Address: